PICO HOLDINGS, INC.
PERFORMANCE INCENTIVE PLAN

1.Establishment, Purpose, Term of Plan.
1.Establishment. The PICO Holdings, Inc. Performance Incentive Plan (the “Plan”) is established effective as of May 15, 2013, the date of its approval by the shareholders of the Company (the “Effective Date”).
2.Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to management and other key employees of the Company to meet or exceed pre-established, corporate and individual performance goals.
3.Term of Plan. The Plan shall continue in effect until its termination by the Committee.
2.Definitions and Construction.
1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.
(b)“Award” means an award granted under the Plan.
(c)“Award Formula” means, for any Award, a formula or table established by the Committee which provides the basis for computing the value of the Award at one or more levels of attainment of the applicable Performance Goal(s) as of the end of the applicable Performance Period.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means the Participant's gross negligence or willful misconduct related to the business of the Company where such gross negligence or willful misconduct is materially and demonstrably injurious to the Company, or any willful acts or willful omissions by the Participant that are materially and demonstrably injurious to the Company.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(g)“Change in Control” means the occurrence of any of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d‑3 promulgated under the Exchange Act), directly or indirectly, of capital stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then‑outstanding voting stock; or
(ii)an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the event of a sale of assets, of the entity or entities to which the assets of the Company were transferred (the “Transferee(s)”).
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more entities which, as a result of the Transaction, own the Company or the Transferee(s), as the case may be, either directly or through one or more subsidiary entities. The Board shall have the right to determine whether multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(h)“Committee” means the Compensation Committee or other committee of one or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(i)“Company” means PICO Holdings, Inc., a California corporation, or any successor thereto.

(j)“Covered Employee” means any Employee who is or may become a “covered employee” as defined by Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, as a “Covered Employee” under this Plan for such applicable Performance Period by the Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the applicable Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed.
(k)“Disability” means a Participant's inability to perform his or her job duties with a Participating Company as a result of physical or mental impairment for nine (9) consecutive months within a twelve (12) month period, as determined by the Participant's physician.
(l)“Employee” means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of a Participating Company.
(m)“Executive Officer” mean a person who, on the last day of a Fiscal Year, is then serving as the Chief Executive Officer, the President, or any other officer of the Company who is subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended.
(n)“Fiscal Year” means a fiscal year of the Company.
(o)“Good Reason” means the occurrence of any of the following conditions with respect to the Participant: (i) a material reduction in the Participant's base salary; (ii) a material reduction in the health and welfare insurance, retirement or other benefits available to the Participant as of the date of the grant of the applicable Award to the participant (except for reductions in such benefits applicable to employees of the Company having similar rank generally); (iii) the failure of the Company or any successor to honor any material term of an Award outstanding under this Plan or of the Participant's employment agreement; (iv) a material diminution in the Participant's position, authority, duties or responsibilities; or (v) the relocation or stated intent to relocate the Participant's principal work location by more than fifty (50) miles; provided, however, that a Participant's resignation from Service shall not be for Good Reason unless (1) the Participant has delivered written notice to the Company of the existence of a condition that would constitute Good Reason within sixty (60) days following the Participant's knowledge of its first occurrence, (2) such condition remains in effect for thirty (30) days after the Participant's delivery of such written notice, and (3) the Participant resigns from Service within two years following the first occurrence of such condition.
(p)“Involuntary Termination” means either (i) termination by the Participating Company of the Participant's Service for any reason other than Cause, excluding the Participant's death or Disability, or (ii) the Participant's resignation from Service for Good Reason.
(q)“Outside Director” means a member of the Board who (i) is not a current employee of the Company or a member of an affiliated group of corporations within the meaning of Section 162(m) (together with the Company, the “Affiliated Group”); (ii) is not a former employee of the Affiliated Group who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Affiliated Group; and (iv) does not receive remuneration within the meaning of Section 162(m) from the Affiliated Group, either directly or indirectly, in any capacity other than as a member of the Board.
(r)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(s)“Participant” means any eligible person who has been granted one or more Awards.
(t)“Participating Company” means the Company or any Affiliate.
(u)“Performance-Based Compensation” means compensation paid under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.
(v)“Performance Goal” means a performance goal established by the Committee pursuant to Section 5.
(w)“Performance Measure” means a measure of business or financial performance described in Section 5.3.
(x)“Performance Period” means a period established by the Committee pursuant to Section 5 at the end of which one or more Performance Goals are to be measured.
(y)“Performance Target” means a level of attainment with respect to a Performance Measure, as described in Section 5.3.
(z)“Section 162(m)” means Section 162(m) of the Code.
(aa)“Section 409A” means Section 409A of the Code.
(ab)“Separation from Service” means a “separation from service” within the meaning of Section 409A, provided that for purposes of the Plan, and in accordance with Treasury Regulation §1.409A-1(h)(1)(ii) (or any similar or successor provisions), a Participant will be deemed to have separated from service as of the date on which the Participant and the Company reasonably anticipate that the level of bona fide services to be performed by the Participant in any capacity for the Company (including any affiliate of the Company that constitute the same “service recipient” within the meaning of Section 409A) will permanently decrease to less than fifty percent (50%) of the average level of such services performed by the Participant over the immediately preceding thirty-six (36) months. However, a Participant will not be deemed to have separated from service while the Participant is on military leave, sick leave or other bona fide leave of absence not exceeding six (6) months, unless the Participant's right to return to service is guaranteed by statute or contract. Subject to the foregoing, the Committee shall determine whether the Participant has incurred a Separation from Service for purposes of the Plan, which determination shall be final, binding and conclusive. For purposes of the Plan, an Executive's employment with a Participating Company shall be deemed to be terminated when the Executive has a Separation from Service, and all references in the Plan to employment termination or termination of employment shall be deemed to refer to such a Separation from Service from the Participating Company.
(ac)“Service” means a Participant's employment with a Participating Company in the capacity of an Employee. A Participant's Service shall be deemed to have terminated if the Participant ceases to be an Employee, even if the Participant continues to render service to a Participating Company in a capacity other than as an Employee. A Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's Service has terminated and the effective date of such termination.
(ad)“Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Participant's first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations or other applicable guidance promulgated pursuant to Section 409A.
2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.Administration.
1.Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award or of any form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any Award or agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.
2.Administration in Compliance with Section 162(m). The Board shall establish a Committee of composed solely of two or more Outside Directors to administer the Plan with respect to any Award granted to a Covered Employee which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible by the Company for income tax purposes pursuant to Section 162(m).
3.Authority of Officers. Any Executive Officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Executive Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the authority to grant one or more Awards to any eligible Employee, other than a person who, at the time of such grant, is an Executive Officer or a Covered Employee and to otherwise exercise the powers of the Committee as set forth in Section 3.4 with respect to such Awards without further approval of the Committee, provided that each such Award shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.
4.Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which Awards shall be granted;
(b)to determine the Award Formula, Performance Measure(s), Performance Target(s), Performance Period, Performance Goal(s) and all other terms, conditions and restrictions applicable to each Award (which need not be identical) and the extent to which such Performance Goal(s) have been attained;
(c)to amend, modify or adjust any Award or Award Formula or to waive any restrictions or conditions applicable to any Award;
(d)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(e)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
5.Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.Eligibility and Award Limitation.
1.Persons Eligible for Awards. Awards may be granted only to Employees or classes of Employees who are designated as Participants by the Committee.

2.Maximum Award. No Participant may be granted an Award which would result in the Participant receiving in settlement of the Award for each Fiscal Year contained in the Performance Period for such Award an amount in excess of $15,000,000.

5.Grant of Awards.
Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Awards to such eligible persons, in such amounts and upon such conditions as it shall determine, subject to the following:
1.Establishment of Performance Period, Performance Goals and Award Formula. In granting each Award, the Committee shall establish in writing the applicable Performance Period, Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Award Formula the final value of the Award to be paid to the Participant. The Committee may, in its discretion, establish different Award Formulas applicable to different classes, categories, positions or organizational levels of Participants or to individual Participants.
2.Time for Grant of Awards. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the applicable Performance Period, Performance Goal(s) and Award Formula no later than the earlier of (a) the date ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goal(s) remains substantially uncertain. Once established, the Performance Goal(s) and Award Formula applicable to an Award granted to an Executive Officer or Covered Employee shall not be changed, except as permitted by Section 6.2.
3.Measurement of Performance Goals. The Committee shall establish Performance Goals on the basis of Performance Targets to be attained with respect to one or more Performance Measures, subject to the following:
(a)Performance Measures. Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Affiliate consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to an Award shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee in granting an Award, prior to the accrual or payment of any Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to an Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i)revenue;
(ii)sales;
(iii)expenses;

(iv)operating income;
(v)gross margin;
(vi)operating margin;
(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)pre-tax profit;
(ix)net operating income;
(x)net income;
(xi)economic value added;
(xii)free cash flow;
(xiii)operating cash flow;
(xiv)stock price;
(xv)earnings per share;
(xvi)return on shareholder equity;
(xvii)return on capital;
(xviii)return on assets;
(xix)return on investment;
(xx)total shareholder return;
(xxi)book value per share;
(xxii)employee retention;
(xxiii)market share;
(xxiv)customer satisfaction;
(xxv)product development;
(xxvi)completion of an identified special project; and
(xxvii)completion of a joint venture or other corporate transaction.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
4.New or Promoted Employees. Any Award granted by the Committee to an Employee who becomes eligible to participate in the Plan following the commencement of a Performance Period, whether as a result of hiring or promotion, shall provide for an Award Formula prorated on the basis the length of the Performance Period remaining from the date on which the Employee becomes eligible to participate. If a Participant previously granted an Award for a Performance Period is promoted to a position within a category of Participants for which the Committee has established a more favorable Award Formula, the more favorable Award Formula shall be applied on a pro rata basis to that portion of the Performance Period remaining from the date of the Employee's promotion, and the original Award Formula shall be applied on a pro rata basis to that portion of the Performance Period preceding the date of promotion. Notwithstanding the foregoing, no positive discretionary adjustment pursuant to Section 6.2 may be made to any Award held by a Participant who is promoted to a position of an Executive Officer or Covered Employee following the commencement of a Performance Period.
5.Notice to Participants. The Company shall notify each Participant of the terms of the Award granted to him or her, including the Performance Period, Performance Goal(s) and Award Formula.

6.Settlement of Awards.
1.Determination of Final Award Values. As soon as practicable following the completion of the Performance Period applicable to each Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Award Formula. Except as provided by Section 6.2, the Committee shall have no discretion to increase or decrease the value of an Award payable upon its settlement as determined under the applicable Award Formula on the basis of the degree of attainment of the Performance Goals as certified by the Committee.
2.Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the positive or negative adjustment of the Award Formula applicable to an Award granted to any Participant who is not an Executive Officer or Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under an Executive Officer's or Covered Employee's Award agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce (but not increase) some or all of the value of the Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Award determined in accordance with the Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Award that is intended to result in

Performance-Based Compensation.
3.Effect of Leaves of Absence. Unless otherwise required by law, Company policy or a Participant's Award agreement, payment of the final value of an Award held by a Participant who has taken in excess of thirty (30) business days of military leave, sick leave or other approved leaves of absence during any one or more Fiscal Years contained in the Performance Period applicable to the Award shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period on which the Participant was not on a leave of absence.
4.Notice to Participants. As soon as practicable following the Committee's determination and certification in accordance with Section 6.1 with respect to an Award, the Company shall notify the Participant of the determination of the Committee.
5.Payment in Settlement of Awards. As soon as practicable following the Committee's determination and certification in accordance with Section 6.1 with respect to an Award, but in any event within the Short-Term Deferral Period (except as otherwise provided by Section 6.6 and consistent with the requirements of Section 409A), payment shall be made to the Participant (or the Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the resulting final value, if any, of such Award. All such payments shall be made in cash or by check. Unless otherwise provided in the applicable Award agreement, payment shall be made in a lump sum.
6.Deferral of Award Payment. At the discretion of the Committee, a Participant may elect, pursuant to procedures established by the Committee consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section 6 under any appropriate deferred compensation plan of the Company or in accordance with terms set forth in an Award agreement.
7.Tax Withholding. The Company shall have the right to deduct from any and all payments made under the Plan or otherwise all federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to any such payment.

7.Effect of Termination of Service.
Unless otherwise provided by the Committee and set forth in the Award agreement evidencing an Award, the effect of a Participant's termination of Service on the Award shall be as follows:
1.Death or Disability Before Completion of Performance Period. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to an Award, the final value of the Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 6.5.
2.Other Termination of Service Before Completion of Performance Period. If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Award, the Award shall be forfeited in its entirety; provided, however, that if the Participant's termination of Service is an Involuntary Termination, the Committee, in its discretion or pursuant to the Award agreement, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Award in the manner provided by Section 7.1. Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 6.5.
3.Termination of Service After Completion of Performance Period. If the Participant's Service terminates for any reason other than termination by the Participating Company for Cause following the completion of the Performance Period applicable to the Award, payment shall be made following the end of the Performance Period in any manner permitted by Section 6.5. A Participant whose Service is terminated for Cause at any time prior to payment of the Award shall not be entitled to such payment.
8.Change in Control.
1.Effect of Change in Control. Unless otherwise provided by the applicable Award agreement, in the event of the consummation of a Change in Control prior to the completion of the Performance Period applicable to the Participant's Award and provided that the Participant's Service has not terminated prior to the date of the Change in Control for any reason other than the Participant's death, Disability or Involuntary Termination, the Award shall become payable, effective as of the date of the Change in Control, in the amount that would constitute the final value of the Award determined in accordance with the Award Formula had 100% of the Performance Goals for the Performance Period been attained; provided, however, that such amount shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period prior to the date of the Change in Control. Subject to Section 8.2, payment pursuant to this Section shall be made in cash or by check within thirty (30) days following the date of the Change in Control regardless of whether or not the Participant's Service has terminated on or after the date of the Change in Control.
2.Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. In the event that any payment pursuant to an Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion but subject to any requirements or limitations of Section 409A, if applicable, to reduce the amount of any payment called for under the Award in order to avoid such characterization.
(b)Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.2(a), no later than the date of the definitive agreement that would result in an event that might reasonably be anticipated to give rise to an “excess parachute payment” to the Participant as described in Section 8.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for another party to the Change in Control, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm may charge in connection with its services contemplated by this Section.

9.Amendment or Termination of the Plan.
The Plan, as set forth in this document, represents the general guidelines the Company presently intends to utilize to determine what Awards, if any, will be granted and paid. If, however, at the sole discretion of the Committee, the Company's best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time. To the extent that such applications are contrary to any provisions of the Plan, the Plan will be deemed amended to such extent. The Committee may terminate or amend the Plan at any time; provided, however, that in amending the Plan the Committee shall take into account whether the approval of the Company's shareholders of such amendment may be required in order to continue to qualify amounts paid pursuant to the Plan to Covered Employees as Performance-Based Compensation.
10.Compliance with Section 409A.
1.Payments Upon Termination of Service. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Plan on account of a Participant's termination of Service which constitutes “nonqualified deferred compensation” subject to Section 409A (“Deferred Compensation”) shall be paid unless and until the Participant has incurred a Separation from Service. Furthermore, if the Participant is a “specified employee” within the meaning of Section 409 as of the date of the Participant's Separation from Service, no amount that constitutes Deferred Compensation which is payable on account of the Participant's Separation from Service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant's Separation from Service or, if earlier, the date of the Participant's death following such Separation from Service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
2.Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
3.Payment Upon Change in Control. Notwithstanding any provision of this Plan to the contrary, to the extent that any amount constituting Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.
4.Prohibition of Acceleration of Payments. Notwithstanding any provision of this Plan to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Deferred Compensation, except as permitted by Section 409A. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan which constitutes Deferred Compensation, and to the extent an amount is payable within a specified time period, the time during such period at which such amount is paid shall be at the discretion of the Company.
5.Construction. The Company intends that income provided to Participants pursuant to this Plan will not be subject to taxation under Section 409A. The provisions of this Plan shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A. However, the Company does not guarantee any particular tax effect for income provided to Participants pursuant to this Plan. In any event, except for the Company's responsibility to withhold applicable income and employment taxes from compensation paid or provided to Participants, the Company shall not be responsible for the payment of any applicable taxes, penalties, interest, costs, fees, including attorneys' fees, or other liability incurred by any Participant on compensation paid or provided to the Participant pursuant to this Plan.

11.Miscellaneous Provisions.
1.Nontransferability of Awards. Prior to settlement in accordance with the provisions of the Plan, no Awards may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.
2.Rights as Employee. No person, even though eligible pursuant to Section 4, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way the right of the Company to terminate the Participant's Service at any time.
3.Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.
4.Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
5.Applicable Law. The Plan shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.